UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   April 17, 2008
____________________________________________________

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 17, 2008 Deep Down, Inc. (“Deep Down”), a Nevada corporation, entered into a Stock Purchase Agreement with Flotation Technologies, Inc., a Maine corporation, and its stockholders to acquire all of the outstanding capital stock of Flotation Technologies for an aggregate purchase price expected to be $23,300,000.  Flotation Technologies designs and manufactures deepwater buoyancy systems, specializing in FlotecTM syntactic foam and polyurethane elastomer products.  Deep Down’s closing of the purchase of Flotation Technologies remains subject to several conditions, including Deep Down’s obtaining financing for the payment of the purchase price.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure

On April 17, 2008, Deep Down issued a press release announcing the execution of a Stock Purchase Agreement for the acquisition of Flotation Technologies, Inc., a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by Deep Down with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act.

Item 9.01.  Financial Statements and Exhibits

Exhibits.

10.1	Stock Purchase Agreement, dated as of April 17, 2008, among Deep Down, Inc., Flotation Technologies, Inc. and the selling stockholders named therein

99.1	Press Release dated April 17, 2008 announcing execution of Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP DOWN, INC.

By: /s/ Ronald E. Smith
Ronald E. Smith, President

Date: April 18, 2008

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